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                                                                   Exhibit 10(n)

                                                     As Amended By B/D 10/9/00


                                XEROX CORPORATION

                         1998 EMPLOYEE STOCK OPTION PLAN

                         ARTICLE I--Purpose of the Plan

The purpose of the Xerox Corporation 1998 Employee Stock Option Plan ("Plan") is to increase the ownership interest in the Company of eligible employees of the Company so as to align such interests with those of the shareholders of the Company and to provide a further incentive to serve as an employee of the Company through the issuance of stock options.

                             ARTICLE II--Definitions

Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

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2.1 "Administrator" means the individual and/or Committee or subcommittee referred to in Paragraph 3.1 as the case may be.

2.2 "Award Summary" means the award summary or the agreement delivered by or on behalf of the Administrator to each Optionee upon grant of an Option under the Plan which shall set forth details of each Option, including, without limitation, number of shares, option exercise price, Exercise Period, Waiting Period and exercise dates.

2.3  "Board" means the Board of Directors of the Company.

2.4 "Change in Control" shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than (1) the Company, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (3) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (4) any person who becomes a "beneficial owner" (as defined below) in connection with a transaction described in clause (1) of subparagraph
(C) below, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities; (B) the following individuals cease for any reason to constitute a majority of the directors then serving: individuals who, on October 9, 2000 constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two- thirds of the directors then still in office who were directors on October 9, 2000 or whose appointment, election or nomination for election was previously so approved or recommended; (C) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation other than (1) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 20% of more of the combined voting power of the Company's then outstanding securities; or (D) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

2.5 "CIC Price" means the higher of (a) the highest price paid for a Share in the transaction or series of transactions pursuant to which a Change in

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Control of the Company shall have occurred,  or (b) the highest price paid for a
Share during the 60 day period immediately preceding the date upon which the event constituting a Change in Control shall have occurred as reported in The Wall Street Journal in the New York Stock Exchange Composite Transactions or similar successor consolidated transactions reports.

2.6  "Company" means Xerox Corporation.

2.7 "Employee" means each employee of the Company or of any entity that is directly or indirectly controlled by the Company all of whom are eligible for grants under the Plan.

2.8 "Exercise Period" means the date which is eight years after the Option Grant Date of such Option.

2.9 "Fair Market Value" means, with respect to any date, the average between the highest and lowest sale prices per Share in the New York Stock Exchange Composite Transactions on such date as reported in the Wall Street Journal, provided that if there should be no sale of Shares reported on such date, the Fair Market Value of a Share on such date shall be deemed equal to the average between the highest and lowest sale prices per Share in such Composite Transactions for the last preceding date on which sales of Shares were reported.

2.10 "Option" means an option to purchase Shares awarded under the Plan which does not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or any successor law.

2.11 "Option Grant Date" means the effective date of an option grant under the terms of the Plan.

2.12 "Option Surrender Right" has the meaning specified in Paragraph 6.4.

2.13 "Optionee" means each person to whom an Option has been granted.

2.14 "Plan" means the Xerox Corporation 1998 Employee Stock Option Plan, as amended and restated from time to time.

2.15 "Shares" means shares of the Common Stock, par value $1.00 per share, of the Company.

                     ARTICLE III--Administration of the Plan

3.1 Administrator of Plan. The Plan shall be administered by the individual who is the Vice President of the Company then having responsibility for Human Resources other than in respect of matters relating to officers of the Company who are subject to Section 16 under the Securities Exchange Act of 1934, as amended ("Section 16 Officers"). The Plan shall be administered in respect of
Section 16 Officers by the Executive Compensation and Benefits Committee of the Board of Directors of the Company or the successor to such Committee or by a subcommittee of such Committee.

3.2 Authority of the Administrator. Except as otherwise provided herein, the Administrator shall have full power and authority to (i) designate the Employees to whom Options are to be granted, (ii) determine the number of Shares to be covered by each Option, (iii) determine the terms and conditions of Options granted under Plan, (iv) interpret and construe the Plan, (v) adopt

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such  rules and  regulations  as the  Administrator  shall  deem  necessary  and advisable to implement and administer the Plan and (vi) designate persons to carry out the Administrator's responsibilities, subject to such limitations,
restrictions   and  conditions  as  the   Administrator   may  prescribe,   such
determinations to be made in accordance with the Administrator's best business judgment as to the best interests of the Company and its shareholders and in accordance with the purposes of the Plan. Options granted and the number of shares covered by Options shall be based upon one or more measures of Company performance selected by the Administrator.

                   ARTICLE IV--Shares Subject to the Plan

The total number of Shares which may be issued upon exercise of Options under the Plan shall be 25,000,000 subject to adjustment as provided in Article IX. Any Shares issued under the Plan may consist of authorized and unissued Shares or of treasury Shares.

                 ARTICLE V--Non-Transferability of Options

All Options under the Plan will be nontransferable and shall not be assignable, alienable, salable or otherwise transferable by the Optionee other than by will or the laws of descent and distribution except pursuant to a domestic relations order entered by a court of competent jurisdiction or as otherwise determined by the Administrator. During the life of the Optionee, Options under the Plan shall be exercisable only by him or her.

If so permitted by the Administrator, an Optionee may designate a beneficiary or beneficiaries to exercise the rights of the Optionee under this Plan upon the death of the Optionee.

                               ARTICLE VI--Options

Each Option shall be subject to the following terms and conditions:

6.1 Purchase Price. The purchase price per Share under each Option granted pursuant to this Article shall be 100% of the Fair Market Value per Share on the Option Grant Date. Any Option granted to replace an earlier unexercised Option Grant shall have a price per share not less than the price per share of the option being replaced.

6.2 Option Waiting Period and Exercise Dates. The Shares subject to an Option may be purchased commencing on the January 1 next following the Option Grant Date (the "Waiting Period") as follows:

    33-1/3% of such Shares commencing at the end of the Waiting Period;

    33-1/3% of such Shares commencing on the first day of the second year following the Waiting Period; and

    33-1/3% of such Shares commencing on the first day of the third year following the Waiting Period.

Subject to Article VII, an Option may be exercised until the end of the Exercise Period. An Option, or portion thereof, may be exercised in whole or in part only with respect to whole Shares.

To the extent that an Option is not exercised when it becomes initially

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exercisable, it shall not expire but shall be carried forward and shall be exercisable until the expiration of the Exercise Period. Partial exercise will be permitted from time to time within the percentage limitation described above provided that no partial exercise may be for less than the lesser of twenty Shares or the total number of Shares remaining unexercised under the Option.

6.3 Method of Exercising Option. The Options may be exercised from time to time by written notice to the Company, which shall state the election to exercise the Options and the number of shares with respect to which the Options are being exercised, and shall be signed by the person exercising the Options. Such notice must be accompanied by a check payable to the Company in payment of the full purchase price. After receipt of such notice, the Company will advise the person exercising the option of the amount of withholding tax which must be paid under U.S. Federal, and where applicable, state and local law resulting from such exercise. Upon receipt of payment of the purchase price and the withholding tax the Company shall, without transfer or issue tax to the person exercising the Options, issue a certificate or certificates for the number of shares covered by such notice of exercise. In the event that the Options are being exercised through the Company's cashless exercise program, there shall be no requirement for the Employee to deliver a check in payment of the purchase price or for the withholding tax, all of which shall be effectuated between the Company and its then acting agent appointed to administer the cashless exercise program.

6.4 Option Surrender Rights. All Options granted hereunder shall be accompanied by option surrender rights ("OSRs") covering an equal number of shares as are covered under the related Option. Upon the occurrence of an event constituting a Change in Control, all OSRs, to the extent that the CIC Price exceeds the exercise price of the related Options, shall be paid in cash as soon as may be practicable. Upon such payment, such rights and any related Option shall be canceled. The amount of cash payable in respect of an OSR shall be determined by multiplying the number of unexercised shares under the Option to which the right relates by the difference between the option price of such shares and the CIC Price.

6.5 Award Summary. Each Option granted under the Plan shall be evidenced by an Award Summary.

6.6 Reload Options. Options shall not be granted which by the terms of the grant provide for automatic award of additional Options upon exercise thereof.

                       ARTICLE VII--Termination of Service

Unless otherwise determined by the Administrator, termination of service, disability, retirement or death of an Optionee shall have the following effects on Options:

7.1 Termination of Service. If an Optionee ceases to be an employee of the Company or any of its subsidiaries other than by reason of disability, retirement or death, each Option held by such Optionee may thereafter be exercised by such Optionee (or such Optionee's executor, administrator, guardian, legal representative, beneficiary or similar person) solely to the extent that they were exercisable on the date of such termination and shall expire on the earlier of: (i) three months from the date of such termination or
(ii) expiration of the Exercise Period. Options which are not exercisable on the date the Optionee ceases to be such an employee shall terminate.

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7.2 Disability, Retirement or Death. If an Optionee ceases to be an employee of the Company or any of its subsidiaries by reason of disability or retirement, each Option held by such Optionee may thereafter be exercised by such Optionee in accordance with the provisions of Article VI. If the Optionee dies following termination of service by reason of retirement or disability, outstanding Options shall be exercisable to the extent that they were exercisable on the date of death by such Optionee's executor, administrator, guardian, legal representative, beneficiary or similar person and shall expire on the earlier of: one year following the date of death or expiration of the Exercise Period. If the Optionee ceases to be such an employee as a result of death after the expiration of the Waiting Period for an Option award, such Option shall be immediately vested and exercisable by the Optionee's legal representative at any time within one year of the Optionee's death but in no event after the expiration of the Exercise Period. Options which are not exercisable on the date the Optionee ceases to be such an employee in accordance with the foregoing shall terminate.

                     ARTICLE VIII--Amendment and Termination

The Board may amend the Plan from time to time or terminate the Plan at any time except to the extent otherwise required by the Business Corporation Law of the State of New York; provided, however, that no action authorized by this Article shall adversely change the terms and conditions of an outstanding Option without the Optionee's consent.

                        ARTICLE IX--Adjustment Provisions

9.1 If the Company shall at any time change the number of issued Shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution of cash or property which has a substantial impact on the value of issued Shares, the number of Shares covered by each outstanding Option and the purchase price per Share under each outstanding Option shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Option shall not be changed.

9.2 Notwithstanding any other provision of the Plan, and without affecting the number of Shares reserved or available hereunder, the Administrator shall authorize the issuance, continuation or assumption of outstanding Options or provide for other equitable adjustments after changes in the Shares resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary to preserve Optionees' rights under the Plan.

9.3 In the case of any sale of assets, merger, consolidation or combination of the Company with or into another corporation other than a transaction in which the Company is the continuing or surviving corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), any Optionee who holds an outstanding Option shall have the right (subject to the provisions of the Plan and any limitation applicable to the Option) thereafter and during the term of the Option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable

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upon the Acquisition by a holder of the number of Shares which would have been obtained upon exercise of the Option or portion thereof, as the case may be, immediately prior to the Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one Share of the Company upon consummation of an Acquisition.

9.4 Notwithstanding anything to the contrary in this Article IX, if any of the events or transactions described herein constitute a Change in Control, to the extent that the CIC Price exceeds the exercise price of the related Options, then in lieu of the adjustments provided for in this Article IX, the provisions of Paragraph 6.4 shall apply and outstanding Options shall be cashed out as provided for therein.

                            ARTICLE X--Effective Date

The Plan shall be submitted to the shareholders of the Company for adoption in accordance with the provisions of Section 505 of the Business Corporation Law of the State of New York and, if adopted by a majority of the votes cast at the 1998 annual meeting of shareholders, shall become effective as of the date of adoption by shareholders.

                      ARTICLE XI--Miscellaneous Provisions

11.1 Governing Law. The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of New York and applicable Federal law.

11.2 Successors and Assigns. The Plan shall be binding on all successors and permitted assigns of an Optionee, including, without limitation, the estate of such Optionee and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Optionee's creditors.

11.3 General Restriction. Each Option shall be subject to the requirement that, if at any time the Administrator shall determine, in its sole discretion, that the listing, registration or qualification of any Option under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Options or the grant or settlement thereof, such Option may not be exercised or settled in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administrator.

11.4 Future Rights. No Employee shall have any rights by reason of the grant of any Options under the Plan to continue as an employee of the Company or any subsidiary of the Company for any period of time, or at any particular rate of compensation.

11.5 Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to shares covered by Options granted hereunder until the date of issuance of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

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11.6 Fractions of Shares. The Company shall not be required to issue fractions of shares. Whenever under the terms of the Plan a fractional share would be required to be issued the Optionee shall be paid in cash for such fractional share based upon Fair Market Value at the time of exercise of the Option.

11.7 Term of the Plan. No Option shall be granted under the Plan after May 21, 2003. However, any Option theretofore granted may extend beyond such date and continue to be exercisable pursuant to its terms for its remaining Exercise Period.